INVESTMENT ADVISORY AGREEMENT
                                     between

                         THE DESSAUER GLOBAL EQUITY FUND

                                       and

                  DESSAUER & MCINTYRE ASSET MANAGEMENT, INC.


            INVESTMENT ADVISORY AGREEMENT, dated as of June 28, 1999, by and between THE DESSAUER GLOBAL EQUITY FUND, a Delaware business trust (the "Fund"), and DESSAUER & MCINTYRE ASSET MANAGEMENT, INC. ( "Dessauer & McIntyre").

                               W I T N E S S E T H

            WHEREAS, the Fund is engaged in business as a open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "Act"); and

            WHEREAS, Dessauer & McIntyre is an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

            WHEREAS, the Fund wishes to engage Dessauer & McIntyre to provide certain investment advisory services for the Fund, and Dessauer & McIntyre is willing to provide such services for the Fund on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

            1.    Appointment.
                  -----------

            Dessauer & McIntyre agrees, all as more fully set forth herein, to act as investment adviser to the Fund with respect to the investment of its assets and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Fund.

            2. Duties and Obligations of Dessauer & McIntyre With Respect to the Investment of Assets of the Fund.
                  -------------------------------------------------------------

            (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Fund, Dessauer & McIntyre shall:

                  (i) monitor continuously the investment program of the Fund and the composition of its portfolio;

                  (ii) determine what securities shall be purchased or sold for the portfolio of the Fund;

                  (iii) arrange for the  purchase  and the sale of  securities held in the portfolio of the Fund;

                  (iv)  provide   information   to  the   Board  of   Trustees
                        regarding the portfolio of the Fund; and

                  (v)   supervise,   together  with  the  Administrator,   the
                        operations of the Fund.

            (b) Any services furnished by Dessauer & McIntyre under this section shall at all times conform to, and be in accordance with, any requirements imposed by:

                  (i)   the provisions of the Act;

                  (ii) any other applicable provisions of state and Federal law;

                  (iii) the provisions of the Fund's  Declaration of Trust and
                        By-Laws, as amended from time to time;

                  (iv) any policies and determinations of the Board of Trustees of the Fund; and

                  (v) the fundamental policies of the Fund, as reflected in its Registration Statement under the Act, as amended from time to time.

            (c) Dessauer & McIntyre shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, and in connection therewith Dessauer & McIntyre shall not be liable to the Fund or its security holders for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Fund, except for wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties


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

hereunder. As used in this subsection (c), the term "Dessauer & McIntyre" shall include board members, officers and employees of Dessauer & McIntyre as well as the entity referred to as "Dessauer & McIntyre" itself.

            (d) Nothing in this Agreement shall prevent Dessauer & McIntyre or any affiliated person (as defined in the Act) of Dessauer & McIntyre from acting as investment adviser or manager for any other person, firm or corporation (including other investment companies) and shall not in any way limit or restrict Dessauer & McIntyre or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Dessauer & McIntyre expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. Dessauer & McIntyre agrees that it will not deal with itself, or with the Trustees of the Fund or the Fund's principal underwriter or distributor, as principals in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the Act, and will comply with all other provisions of the Fund's Declaration of Trust and By-Laws and the then-current prospectus and statement of additional information applicable to the Fund relative to Dessauer & McIntyre and its board members and officers.

            (e) The Fund will supply Dessauer & McIntyre with certified copies of the following documents: (i) the Fund's Declaration of Trust and By-Laws, as amended; (ii) resolutions of the Fund's Board of Trustees and shareholders authorizing the appointment of Dessauer & McIntyre and approving this Agreement;
(iii) the Fund's Registration Statement, as filed with the Securities and Exchange Commission; and (iv) the Fund's most recent prospectus and statement of additional information. The Fund will furnish Dessauer & McIntyre promptly with copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission.

            (f) The Fund will supply, or cause its custodian bank to supply, to Dessauer & McIntyre such financial information as is necessary or desirable for the functions of Dessauer & McIntyre hereunder.

            3.    Broker-Dealer Relationships.
                  ---------------------------

            Dessauer & McIntyre is responsible for decisions to buy and sell securities for the portfolio of the Fund, broker-dealer selection and negotiation of its brokerage commission rates. Dessauer & McIntyre's primary consideration in effecting a security transaction will be execution at the most favorable price. The Fund understands that many of the Fund's portfolio transactions will be transacted with primary market makers acting as principal on a net basis, with no brokerage commissions being paid by the Fund. Such principal transactions may, however, result in a profit to the market makers. In certain instances, Dessauer & McIntyre may make purchases of underwritten issues at prices which include underwriting fees. In selecting a broker or dealer to execute each particular transaction, Dessauer & McIntyre will take the following into consideration: the best price available; the reliability, integrity and financial condition of the broker or dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker or dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker or dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine, Dessauer & McIntyre shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to Dessauer & McIntyre an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Dessauer & McIntyre determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Dessauer & McIntyre's overall responsibilities with respect to the Fund. Dessauer & McIntyre is further authorized to allocate the orders placed by it on behalf of the Fund to an affiliated broker-dealer, if any, or to such brokers and dealers who also provide research or statistical material, or other services to the Fund (which material or services may also assist Dessauer in rendering services to other clients). Such allocation shall be in such amounts and proportions as Dessauer & McIntyre shall determine and Dessauer & McIntyre will report on said allocations regularly to the Board of Trustees of the Fund indicating the brokers to whom such allocations have been made and the basis therefor.

            4.    Allocation of Expenses.
                  ----------------------

            Dessauer & McIntyre agrees that it will furnish the Fund, at its expense, all office space and facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement. Dessauer & McIntyre agrees that it will supply to the Administrator of the Fund all necessary financial information in connection with the Administrator's duties under any agreement between the Administrator and the Fund on behalf of the Fund. All costs and expenses associated with any administrative functions delegated by Dessauer & McIntyre to the Administrator that are not pursuant to any agreement between the Administrator and the Fund or Dessauer & McIntyre and the Fund will be paid by Dessauer & McIntyre. All other costs and expenses not expressly assumed by Dessauer & McIntyre under this Agreement or by the Administrator under the Administration Agreement between it and the Fund on behalf of the Fund shall be paid by the Fund from the assets of the Fund, including, but not limited to (i) fees paid to Dessauer & McIntyre and the Administrator; (ii) interest and taxes; (iii) brokerage commissions; (iv) insurance premiums; (v) compensation and expenses of the trustees other than those affiliated with Dessauer & McIntyre or the Administrator; (vi) legal, accounting and audit expenses; (vii) fees and expenses of any transfer agent, distributor, registrar, dividend disbursing agent or shareholder servicing agent of the Fund; (viii) expenses, including clerical expenses, incident to the issuance, redemption or repurchase of shares of the Fund, including issuance on the payment of, or reinvestment of, dividends; (ix) fees and expenses incident to the registration under Federal or state securities laws of the Fund or its shares; (x) expenses of preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund's trustees and shareholders; (xii) expenses connected with the execution, recording and settlement of portfolio securities transactions; (xiii) fees and expenses of the Fund's custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts;
(xiv) expenses of calculating net asset value of the shares of the Fund; (xv) industry membership fees allocable to the Fund; and (xvi) such extraordinary expenses as may arise, including litigation affecting the Fund and the legal obligations which the Fund may have to indemnify the officers and directors with respect thereto.

            5.    Compensation of Dessauer & McIntyre.
                  -----------------------------------

            For the services to be rendered, the Fund shall pay to Dessauer & McIntyre from the assets of the Fund an investment advisory fee paid monthly at an annual rate equal to 0.75% of the Fund's average weekly net assets for the Fund's then-current fiscal year. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If the Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be pro rated in a manner consistent with the calculation of the fees as set forth above. Payment of Dessauer & McIntyre's compensation for the preceding month shall be made within five days after the end of that month.

            6.    Duration, Amendment and Termination.
                  -----------------------------------

            (a) This Agreement shall go into effect as to the Fund on the date set forth above (the "Effective Date") and shall, unless terminated as hereinafter provided, continue in effect for two years from the Effective Date and shall continue from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Fund, including the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the trustees.

            (b) This Agreement may be amended only if such amendment is approved by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund.

            (c) This Agreement may be terminated by Dessauer & McIntyre at any time without penalty upon giving the Fund sixty (60) days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving Dessauer sixty (60) days' written notice (which notice may be waived by Dessauer & McIntyre), provided that such termination by the Fund shall be approved by the vote of a majority of all the trustees in office at the time or by the vote of the holders of a "majority" (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act).

            7.    Board of Trustees' Meeting.
                  --------------------------

            The Fund agrees that notice of each meeting of the Board of Trustees of the Fund will be sent to Dessauer & McIntyre and that the Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as Dessauer & McIntyre may designate.

            8.    Name.
                  ----

            The Fund hereby acknowledges that any and all rights in or to the name "Dessauer" which exist on the date of this Agreement or which may arise hereafter are, and under any and all circumstances shall continue to be, the sole property of Dessauer & McIntyre; that Dessauer & McIntyre may assign any or all of such rights to another party or parties without the consent of the Fund; and that Dessauer & McIntyre may permit other parties, including other investment companies, to use the word "Dessauer" in their names. If Dessauer & McIntyre, or its assignee as the case may be, ceases to serve as an adviser to the Fund, the Fund hereby agrees to take promptly any and all actions which are necessary or desirable to change its name and the name of the Fund so as to delete the word "Dessauer".

            9.    Notices.
                  -------

            Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.

            10.   Questions of Interpretation.
                  ---------------------------

            Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

            11. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                         THE DESSAUER GLOBAL EQUITY FUND


                         By:  /s/ Thomas P. Mcintyre
                            ------------------------------------------
                                Title: President


                         DESSAUER & MCINTYRE ASSET MANAGEMENT, INC.


                         By:  /s/ Thomas P. Mcintyre
                            ------------------------------------------
                                Title: President